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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2003

Lone Star Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12881 (Commission File Number)	75-2085454 (IRS Employer Identification No.)

15660 North Dallas Parkway
Suite 500
Dallas, Texas 75248
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (972) 770-6401

Not applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

        On May 29, 2003, Lone Star Technologies, Inc. ("Lone Star") announced in a press release (the "Press Release") that it has signed a definitive agreement to acquire the assets of Frank's Tubular International ("FTI") for approximately $15.2 million in cash and 127,650 shares of Lone Star common stock, subject to certain post-closing adjustments. This transaction is expected to close in early June.

        The foregoing is qualified by reference to the Press Release which is filed as an exhibit to this Report and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Financial Statements of Business Acquired.

  Not applicable.

  (b)
  Pro Forma Financial Information.

  Not applicable.

  (c)
  Exhibits.

  99.1
  Press Release dated May 29, 2003, announcing Lone Star's intended acquisition of FTI.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.
	By:	/s/ ROBERT F. SPEARS Robert F. Spears, Vice President, General Counsel and Secretary
Date: May 29, 2003

INDEX TO EXHIBITS

Item Number	Exhibit
99.1	Press Release dated May 29, 2003, announcing Lone Star's intended acquisition of FTI.

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS